UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2020

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Portland Street, Fifth Floor

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2020, Jennifer Ziolkowski, Chief Financial Officer of Solid Biosciences Inc. (the “Company”), notified the Company of her intent to resign to pursue a new career opportunity. Ms. Ziolkowski is expected to continue in her current role until January 29, 2021 (the “Transition Date”). The Company has commenced a search for Ms. Ziolkowski’s permanent successor.

On November 19, 2020, the Company entered into a consulting agreement (the “Consulting Agreement”) with Danforth Advisors, LLC (“Danforth”), pursuant to which Danforth will provide finance, accounting and administrative functions, including interim chief financial officer services to be provided by Stephen J. DiPalma, to the Company. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days written notice, and without cause, upon 60 days written notice. In addition, the Company has also granted Danforth a warrant to purchase up to 30,000 shares of the Company’s common stock at an exercise price of $3.29 per share (the “Warrant”). The shares underlying the Warrant vest on a monthly basis over six months from the date of grant.

The Board of Directors of the Company has appointed Mr. DiPalma, Managing Director of Danforth, as interim Chief Financial Officer, effective as of the Transition Date. In connection with his appointment, Mr. DiPalma will serve as the Company’s principal financial officer and principal accounting officer. Prior to the Transition Date, Mr. DiPalma will serve as a consultant to the Company pursuant to the Consulting Agreement.

Mr. DiPalma, age 61, has served as a managing director at Danforth, a financial consultancy firm specializing in working with life sciences companies, since April 2014. Prior to and during his tenure at Danforth, Mr. DiPalma has served as chief financial officer to a number of public and privately held companies. Mr. DiPalma received a B.S. in finance and management information systems from the University of Massachusetts-Lowell and an M.B.A. from Babson College. Mr. DiPalma has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. DiPalma and any other person pursuant to which he was elected as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: November 20, 2020	By:	/s/ Ilan Ganot
	Name:	Ilan Ganot
	Title:	Chief Executive Officer